Exhibit 1
                                    ---------

THOMAS A. ZACCARO, Cal. Bar No. 183241
ROBERTO A. TERCERO, Cal. Bar. No. 143760
Attorneys for Plaintiff
Securities and Exchange Commission
Randall R. Lee, Regional Director
Sandra J. Harris, Associate Regional Director
5670 Wilshire Boulevard, 11th Floor
Los Angeles, California  90036-3648
Telephone:  (323) 965-3998
Facsimile:  (323) 965-3908


                          UNITED STATES DISTRICT COURT

                     FOR THE CENTRAL DISTRICT OF CALIFORNIA

                                WESTERN DIVISION


SECURITIES AND EXCHANGE COMMISSION,       |         Case No. CV-02-6156 NM (Mcx)
                                          |
                    Plaintiff,            |         TEMPORARY RESTRAINING ORDER
                                          |         AND ORDERS: (1) FREEZING
          vs.                             |         ASSETS; (2) PROHIBITING THE
                                          |         DESTRUCTION OF DOCUMENTS;
eCONNECT, THOMAS S. HUGHES,               |         (3) FOR ACCOUNTINGS; AND
RICHARD EPSTEIN AND ALLIANCE              |         ORDER TO SHOW CAUSE RE
EQUITIES, INC.                            |         PRELIMINARY INJUNCTION
                                          |
                    Defendants.           |
------------------------------------------

     This matter came to be heard upon the Application of Plaintiff Securities and Exchange Commission ("Commission") for a Temporary Restraining Order And
Orders: (1) Freezing Assets; (2) Prohibiting The Destruction Of Documents; (3) For Accountings; And (4) To Show Cause Re Preliminary Injunction (collectively, the "Application"). Roberto A. Tercero and Patrick O. Hunnius appeared on behalf of Plaintiff Securities and Exchange Commission. William Haseltine appeared on behalf of each of the Defendants.

     The Court, having considered the Commission's Complaint, its Application, the Memorandum Of Points And Authorities and the Declarations and other documents filed in support of the Application, and all other evidence and argument presented regarding the Application, finds that:

     A. This Court has jurisdiction over the parties to, and the subject matter of, this action.

     B. The Commission and Defendants Richard Epstein ("Epstein") and Alliance Equities, Inc. ("Alliance"), through their respective counsel, have represented to the Court that Defendants Epstein and Alliance consent to the issuance of a temporary restraining order and other relief against each of them as sought by the Commission's Application.

     C. Good cause exists to believe that Defendants eConnect and Thomas S. Hughes ("Hughes"), and each of them, have engaged in, are engaging in, and are about to engage in transactions, acts, practices and courses of business which constitute violations of Section 10(b) of the Securities Exchange Act of 1934 ("Exchange Act"), 15 U.S.C. ss. 78j(b), and Rule 10b-5 thereunder, C.F.R. ss. 240.10b-5, that Hughes, Epstein AnD Alliance have engaged in, are engaging in, and are about to engage in transactions, acts, practices and courses of business which constitute a violation of Section 16(a) of the Exchange Act, 15 U.S.C. ss. 78p(a), and Rule 16a-3 thereunder, C.F.R. ss. 240.16a-3, and that Epstein and Alliance, and each of them, have engaged in, are engaging in, and are about to engage in transactions, acts, practices and courses of business which constitute violations of Section 13(d) of the Exchange Act, 15 U.S.C. ss. 78m(d), and Rules 13d-1 (a) and 13d-2 thereunder, C.F.R. ss.ss. 240.13d-1 (a) and 240.13d-2.
Hereinafter, eConnect, Hughes, Epstein and Alliance wilL be collectively referred to as "defendants."

     D. The Commission has demonstrated a probability of success on the merits in this action.


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


     E. Good cause exists to believe that defendants will continue to engage in such violations to the immediate and irreparable loss and damage to investors and to the general public unless they are restrained and enjoined.

                                       I.

     IT IS HEREBY ORDERED that the Commission's Application for a Temporary Restraining Order and Orders: (1) Freezing Assets; (2) Prohibiting The Destruction Of Documents; (3) For Accountings; And (4) To Show Cause Re Preliminary Injunction is GRANTED.

                                       II.

     IT IS FURTHER ORDERED that defendants Hughes, Epstein and Alliance and their officers, agents, servants, employees, attorneys, subsidiaries and affiliates, and those persons in active concert or participation with any of them, who receive actual notice of this Order, by personal service or otherwise, and each of them, be and hereby are temporarily restrained and enjoined from violating Section 16(a) of the Exchange Act and Rules 16a-3 thereunder, 15 U.S.C. ss. 78p(a) and 17 C.F.R. ss. 240.16a-3, regarding the securities of eConnect. Hughes, Epstein and Alliance shall file, with respect to any equity security of eConnect registered pursuant to Section 12 of the Exchange Act, a statement indicating his ownership at the close of the calendar month and such changes in his ownership as have occurred during such calendar month to the extent that he is, directly or indirectly, the beneficial owner of more than 10% of any class of any such security.

                                      III.

     IT IS FURTHER ORDERED that defendants Epstein and Alliance, and their officers, agents, servants, employees, attorneys, subsidiaries and affiliates, and those persons in active concert or participation with any of them, who receive actual notice of this Order, by personal service or otherwise, and each of them, be and hereby are temporarily restrained and enjoined from violating
Section 13(d) of the Exchange Act and Rules l3d-1 and 13d-2 thereunder, 15 U.S.C. ss. 78m(d) and 17 C.F.R. ss.ss. 240.13d-1 and 240.13d-2, regarding the


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


securities of eConnect. Epstein and Alliance shall timely file or cause to be filed with the Commission, and to send or cause to be sent to the issuer of any equity security of eConnect of a class which is registered pursuant to Section 12 of the Exchange Act, and to any national securities exchange where such equity security is traded, the statements containing information required by
Section 13(d) of the Exchange Act, 15 U.S.C. ss. 78m(d), and Rules 13d-1 and 13d-2 thereunder, 17 C.F.R. ss. 240.13d-1 and 240.13d-2.

                                       IV.

     IT IS FURTHER ORDERED that, except as otherwise ordered by this Court, an immediate freeze shall be placed on all monies and assets (with an allowance for necessary and reasonable living expenses to be granted only upon good cause shown by application to the Court with notice to and an opportunity for the Commission to be heard) in the financial institution accounts set forth below:

Financial Institution           Account Name                      Account No.
---------------------           ------------                      -----------
Bay Cities National Bank        EConnect                          002-039117
GunnAllen                       Alliance Equities, Inc. or        3025-6959
                                Richard Epstein
GunnAllen                       Alliance Equities, Inc. or        1101-7723
                                Richard Epstein

                                       V.

     IT IS FURTHER ORDERED that, except as otherwise ordered by this Court, defendants eConnect, Hughes, Epstein and Alliance, and their officers, agents, servants, employees, attorney, subsidiaries and affiliates, and those persons in active concert or participation with any of them, who receive actual notice of this Order, by personal service or otherwise, and each of them, be and hereby are temporarily restrained and enjoined from, directly or indirectly: destroying, mutilating, concealing, transferring, altering, or otherwise disposing of, in any manner, any documents, which includes all books, records, computer programs, computer files, computer printouts, contracts, correspondence, memoranda, brochures, or any other documents of any kind in their possession, custody or control, however created, produced, or stored (manually, mechanically, electronically, or otherwise), pertaining to defendants eConnect, Hughes, Epstein and Alliance regarding any of defendants eConnect's or Alliance's financial condition or defendants Hughes' or Epstein's personal financial condition.

                                       VI.

     IT IS FURTHER ORDERED that defendants eConnect, Epstein and Alliance each shall, within five (5) days of the issuance of a preliminary injunction if any, prepare and deliver to the Commission a detailed and complete schedule of all of their personal assets, including all real and personal property exceeding $5,000 in value, and all bank, securities, futures and other accounts identified by institution, branch address and account number. The accountings shall include a description of the source(s) of all such assets and shall describe all transactions between defendant eConnect on the one hand and defendants Epstein or Alliance on the other. Such accounting shall be filed with the Court and a copy shall be delivered to the Commission's Pacific Regional Office. After completion of the accounting, defendants eConnect, Epstein, and Alliance shall each produce to the Commission's Pacific Regional Office, at a time agreeable to the Commission, all books, records and other documents supporting or underlying their accountings.

                                      VII.

     IT IS FURTHER ORDERED that this Temporary Restraining Order shall expire at 10:00 a.m. on August 16, 2002, unless, for good cause shown, it is extended or unless the parties against whom it is directed consent that it may be extended for a longer period.

                                      VIII.

     IT IS FURTHER ORDERED that at 10:00 a.m. on August 16, 2002, or as soon thereafter as the parties can be heard, the defendants, and each of them, shall appear before the Honorable Nora M. Manella, Judge of the United States District Court for the Central District of California, in Los Angeles, California to show cause, if there be any, why defendants should not be restrained and enjoined pending trial of this action as set forth above. Any declarations, affidavits, points and authorities, or other submissions in support of, or in opposition to, the issuance of such an Order shall be filed with the Court and delivered to the Commission's Los Angeles office and the offices of the defendants and/or their attorneys no later than 4:00 p.m. on August 13, 2002. Any reply papers shall be filed with the Court and delivered to opposing counsel no later than 10:00 a.m. on August 15, 2002.

                                       XI.

     IT IS FURTHER ORDERED that this Court shall retain jurisdiction over this action for the purpose of implementing and carrying out the terms of all orders and decrees which may be entered herein and to entertain any suitable application or motion for additional relief within the jurisdiction of this Court.

     IT IS SO ORDERED.

DATED: Aug. 9, 2002                         Wm. Matthew Byrne
                                            -----------------------------
                                            UNITED STATES DISTRICT JUDGE
                                                      for NORA M. MANELLA

Time:     1 o'clock p.m.

Submitted by:

     /s/
----------------------------------
Roberto A. Tercero
Attorney for Plaintiff
Securities and Exchange Commission

THOMAS A. ZACCARO, Cal. Bar No. 183241
ROBERTO A. TERCERO, Cal. Bar. No. 143760
Attorneys for Plaintiff
Securities and Exchange Commission
Randall R. Lee, Regional Director
Sandra J. Harris, Associate Regional Director
5670 Wilshire Boulevard, 11th Floor
Los Angeles, California  90036-3648
Telephone:  (323) 965-3998
Facsimile:  (323) 965-3908


                          UNITED STATES DISTRICT COURT

                     FOR THE CENTRAL DISTRICT OF CALIFORNIA

                                WESTERN DIVISION


SECURITIES AND EXCHANGE COMMISSION,       |         Case No. CV-02-6156 NM (Mcx)
                                          |
                    Plaintiff,            |         PRELIMINARY INJUNCTION
                                          |         ORDER AND OTHER RELIEF
          vs.                             |
                                          |         Date: August 16, 2002
eCONNECT, THOMAS S. HUGHES,               |         Time:  10:00 a.m.
RICHARD EPSTEIN AND ALLIANCE              |         Place: Courtroom of the Hon.
EQUITIES, INC.                            |         Judge Nora M. Manella
                                          |
                    Defendants.           |
------------------------------------------


     This matter came to be heard upon the Order to Show Cause Re Preliminary injunction, entered by the Court on August 12, 2002 ("Order to Show Cause"). Nicolas Morgan and Roberto A. Tercero appeared on behalf of Plaintiff Securities and Exchange Commission. Other appearances were noted for the record.

     The Court, having considered the Commission's Complaint, the Order to Show Cause, the Memorandum Of Points And Authorities and the Declarations and other documents filed in support of the Order to Show Cause, the opposition papers of the defendants, the Commission's Reply and all other evidence and argument presented regarding the Order to Show Cause, finds that:

     A. This Court has jurisdiction over the parties to, and the subject matter of, this action.

     B. Good cause exists to believe that Defendants eConnect and Thomas S. Hughes ("Hughes"), and each of them, have engaged in, are engaging in, and are about to engage in transactions, acts, practices and courses of business which constitute violations of Section 10(b) of the Securities Exchange Act of 1934 ("Exchange Act"), 15 U.S.C. ss. 78j(b), and Rule l0b-5 thereunder, C.F.R. ss. 240.10b-5, that Hughes, Richard Epstein ("Epstein") and Alliance Equities, Inc. "Alliance") have engaged in, are engaging in, and are about to engage in transactions, acts, practices and course's of business which constitute a violation of Section 16(a) of the Exchange Act, 15 U.S.C. ss. 78p(a), and Rule 16a-3 thereunder, C.F.R. ss. 240.16a-3, and that Epstein anD Alliance, and each of them, have engaged in, are engaging in, and are about to engage in transactions, acts, practices and courses of business which constitute violations of Section 13(d) of the Exchange Act, 15 U.S.C. ss. 78m(d), and Rules 13d-1(a) and 13d-2 thereunder, C.F.R. ss.ss. 240.13d-1(a) and 240.13d-2.
Hereinafter, eConnect, Hughes, Epstein and Alliance will be collectively referred to as "defendants."

     D. The Commission has demonstrated a probability of success on the merits in this action.

     E. Good cause exists to believe that defendants will continue to engage in such violations to the immediate and irreparable loss and damage to investors and to the general public unless they are restrained and enjoined.

                                       I.

     IT IS HEREBY ORDERED that the Preliminary Injunction and Orders: (1) Freezing Assets; (2) Prohibiting The Destruction Of Documents; (3) For Accountings is GRANTED.

                                       II.

     IT IS FURTHER ORDERED that, pending final resolution of this action, defendants Hughes, Epstein and Alliance and their officers, agents, servants, employees, attorneys, subsidiaries and affiliates, and those persons in active concert or participation with any of them, who receive actual notice of this Order, by personal service or otherwise, and each of them, be and hereby are preliminarily restrained and enjoined from violating Section 16(a) of the Exchange Act and Rules 16a-3 thereunder, 15 U.S.C. ss. 78p(a) and 17 C.F.R. ss. 240.16a-3, regarding the securities of eConnect. Hughes, Epstein and Alliance shall file, with respect to any equity security registered pursuant to Section 12 of the Exchange Act, a statement indicating his ownership at the close of the calendar month and such changes in his ownership as have occurred during such calendar month to the extent that he is, directly or indirectly, the beneficial owner of more than 10% of any class of any such security.

                                      III.

     IT IS FURTHER ORDERED that, pending final resolution of this action, defendants Epstein and Alliance, and their officers, agents, servants, employees, attorneys, subsidiaries and affiliates, and those persons in active concert or participation with any of them, who receive actual notice of this Order, by personal service or otherwise, and each of them, be and hereby are temporarily restrained and enjoined from violating Section 13(d) of the Exchange Act and Rules 13d-1 and 13d-2 thereunder, 15 U.S.C. ss. 78m(d) and 17 C.F.R. ss.ss. 240.13d-1 and 240.13d-2, regarding any security. Epstein and Alliance shall timely file or cause to be filed with the Commission, and to send or cause to be sent to the issuer of any equity security of eConnect of a class which is registered pursuant to Section 12 of the Exchange Act, and to any national securities exchange where such equity security is traded, the statements containing information required by Section 13(d) of the Exchange Act, 15 U.S.C. ss. 78m(d), and Rules 13d-1 and 13d-2 thereunder, 17 C.F.R. ss. 240.13d-1 and 240.13d-2.

                                       IV.

     IT IS FURTHER ORDERED that, pending final resolution of this action, except as otherwise ordered by this Court, an immediate freeze shall be placed on all monies and assets (with an allowance for necessary and reasonable living expenses to be granted only upon good cause shown by application to the Court with notice to and an opportunity for the Commission to be heard) in the financial institution accounts set forth below:

Financial Institution           Account Name                      Account No.
---------------------           ------------                      -----------
Bay Cities National Bank        Econnect                          002-039117
                                                                  (up to and
                                                                  including the
                                                                  amount of
                                                                  $70,000.00)
GunnAllen                       Alliance Equities, Inc. or        3025-6959
                                Richard Epstein
GunnAllen                       Alliance Equities, Inc. or        1101-7723
                                Richard Epstein

                                       V.

     IT IS FURTHER ORDERED that, except as otherwise ordered by this Court and pending final resolution of this action, defendants eConnect, Hughes, Epstein and Alliance, and their officers, agents, servants, employees, attorneys, subsidiaries and affiliates, and those persons in active concert or participation with any of them, who receive actual notice of this Order, by personal service or otherwise, and each of them, be and hereby are temporarily restrained and enjoined from, directly or indirectly: destroying, mutilating, concealing, transferring, altering, or otherwise disposing of, in any manner, any documents, which includes all books, records, computer programs, computer files, computer printouts, contracts, correspondence, memoranda, brochures, or any other documents of any kind in their possession, custody or control, however created, produced, or stored (manually, mechanically, electronically, or otherwise), pertaining to defendants eConnect, Hughes, Epstein and Alliance regarding:

(1) any of defendants eConnect's or Alliance's financial condition; (2) eConnect's press releases, website content or other public statements; or (3) defendants Hughes' or Epstein's personal financial condition.

                                       VI.

     IT IS FURTHER ORDERED that defendants eConnect, Epstein and Alliance each shall, within five (5) days of the issuance of a preliminary injunction, prepare and deliver to the Commission a detailed and complete schedule of all of their personal assets, including all real and personal property exceeding $5,000 in value, and all bank, securities, futures and other accounts identified by institution, branch address and account number. The accountings shall include a description of the source(s) of all such assets and shall describe all transactions between defendant eConnect on the one hand and defendants Epstein or Alliance on the other. Such accounting shall be filed with the Court and a copy shall be delivered to the Commission's Pacific Regional Office. After completion of the accounting, defendants eConnect, Epstein, and Alliance shall each produce to the Commission's Pacific Regional Office, at a time agreeable to the Commission, all books, records and other documents supporting or underlying their accountings.

                                      VII.

     IT IS FURTHER ORDERED that this Court shall retain jurisdiction over his action for the purpose of implementing and carrying out the terms of all orders and decrees which may be entered herein and to entertain any suitable application or motion for additional relief within the jurisdiction of this Court.

     IT IS SO ORDERED.

DATED: 8/16/02                                    NORA M. MANELLA
                                            ----------------------------
                                            UNITED STATES DISTRICT JUDGE


Submitted by:

     /s/
----------------------------------
Roberto A. Tercero
Attorney for Plaintiff
Securities and Exchange Commission


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